UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2017

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

In connection with and upon consummation of its acquisition of substantially all of the assets of Bird & Cronin, Inc., a Minnesota corporation ("B&C"), on October 2, 2017 as described in Item 2.01, below, Dynatronics Corporation ("we," the "Company" or "Dynatronics") entered into a Modification Agreement (the "Modification Agreement"), dated September 28, 2017, amending the Company's credit facility pursuant to a Loan and Security Agreement dated as of March 31, 2017 among the Company and its subsidiary Hausmann Enterprises, LLC ("Enterprises") as the Original Borrowers and Bank of the West (the "Bank") as lender (as previously amended, modified or supplemented and as modified by the Modification Agreement, the "Loan Agreement"). The Modification Agreement joins the Company's subsidiary Bird & Cronin, LLC ("Acquisition Sub") as a Borrower under the Loan Agreement and increases the maximum amount of the asset-based financing amount available to the Company under the Loan Agreement to the lesser of $11.0 million or a borrowing base defined by the Loan Agreement. The borrowing base is computed monthly and is equal to the sum of stated percentages of eligible accounts receivable and inventory, less a reserve. The Company used approximately $5.0 million from the amended Loan Agreement to fund a portion of the Acquisition (as defined below). Amounts available under the Loan Agreement will continue to be subject to a borrowing base calculation of up to the maximum availability amount and will bear interest at LIBOR plus 2.25%. We paid a commitment fee of .25% and the line is subject to an unused line fee of .25%. The maturity date is September 30, 2019.
The obligations of the Company under the Loan Agreement are required to be guaranteed by each of Enterprises and Acquisition Sub, and are (and the guaranty obligations of any such subsidiary guarantors are required to be) secured by a first-priority security interest in substantially all of the assets of the Company and any such subsidiary guarantors, as applicable (including, without limitation, accounts receivable, equipment, inventory and other goods, intellectual property, contract rights and other general intangibles, cash, deposit accounts, equity interests in subsidiaries and joint ventures, investment property, documents and instruments, real property, and proceeds of the foregoing).
The Loan Agreement, as amended, contains affirmative and negative covenants, including covenants that restrict the ability of the Company and its subsidiaries to, among other things, incur or guarantee indebtedness, incur liens, dispose of assets, engage in mergers and consolidations, make acquisitions or other investments, make changes in the nature of its business, and engage in transactions with affiliates. The Modification Agreement contains financial covenants applicable to the Company and its guarantor subsidiaries, including a maximum monthly consolidated leverage ratio (i) through November 30, 2017, of 7.00 to 1.00, (ii) for the twelve-month periods ended on the last day of each month beginning December 31, 2017 through May 31, 2018, 4.50 to 1.00, and (iii) for the twelve month periods ended on the last day of each month beginning June 30, 2018 and thereafter, 4.25 to 1.00.
The Bank is entitled to accelerate repayment of the loans and to terminate its revolving credit commitment under the Loan Agreement upon the occurrence of any of various customary events of default, which include, among other events, the following (which are subject, in some cases, to certain grace periods): failure to pay when due any principal, interest or other amounts in respect of the loans, breach of any of the Company's covenants or representations under the loan documents, default under any other of the Company's or its subsidiaries' significant indebtedness agreements, a bankruptcy, insolvency or similar event with respect to the Company or any of its subsidiaries, a significant unsatisfied judgment against the Company or any of its subsidiaries, or a change of control of the Company.
The foregoing description of the Modification Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of the Modification Agreement which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets
Acquisition of Bird & Cronin, Inc.
On October 2, 2017, the Company closed the purchase of substantially all of the assets of B&C, for $10.0 million in cash (subject to adjustment), an earn out payment ranging from $0.5 million to $1.5 million, as provided in that certain Asset Purchase Agreement, dated as of September 26, 2017, between the Company and B&C (the "Asset Purchase Agreement"), and $4.0 million of a new series of our preferred stock designated as Series D Non-Voting Convertible Preferred Stock (the "Acquisition"). Cash for the Acquisition was provided by proceeds from the offer and sale of our equity securities in a private (non-public) offering to accredited investors as described in Item 3.02 of this Current Report (the "Private Placement") as described in Item 3.02 of this Report, and amounts borrowed pursuant to the Loan Agreement, described in Item 1.01 and Item 2.03 of this Report, drawn on September 29, 2017. The funding of the Private Placement and payment of the consideration under the Asset Purchase Agreement occurred simultaneously on October 2, 2017 (the "Closing").
B&C is a closely-held corporation founded in 1968 that designs, manufactures, and distributes orthopedic soft goods and specialty patient care products to customers in the United States and internationally. Over 95% of B&C's products are made in an 85,000 square-foot manufacturing facility located at 1200 Trapp Road, Eagan, Minnesota (the "Facility") owned by an affiliate of B&C. The Acquisition does not include a purchase of the Facility. At the Closing, the Company entered into a lease ("Lease") with Trapp Road Limited Liability Company, a Minnesota limited liability company, to occupy the Facility for a term of three years at annual rental payments of $600,000, payable in monthly installments of $50,000. The Lease provides that the lease term will automatically be extended for two additional periods of two years each, without any increase in the lease payment, subject to our right to terminate the Lease or to provide notice not to extend the term of the Lease prior to the end of the term. A copy of the executed Lease is filed with this Current Report as Exhibit 10.2.
Prior to the transactions described in this Current Report on Form 8-K, there were no material relationships between the Company and B&C or any affiliates of the Company and B&C, other than pertaining to the Acquisition.
The Company has assigned the assets acquired in the Acquisition to its wholly-owned subsidiary, Bird & Cronin, LLC, a newly formed Utah limited liability company (Acquisition Sub, described in Item 1.01, above).
At the closing of the Acquisition, we paid B&C cash of $9,063,017 and delivered 1,397,375 shares of our Series D Non-Voting Convertible Preferred Stock ("Series D Preferred Stock") valued at approximately $3,533,333. A holdback of cash totaling $933,334 and 184,559 shares of Series D Preferred Stock valued at approximately $466,666 will be retained for purposes of satisfying adjustments to the purchase price as may be required by the Asset Purchase Agreement and indemnification claims, if any. Subject to adjustments or claims as provided by the Asset Purchase Agreement, 50% of the holdback amount will be released to B&C one year from the Closing, and the balance of the holdback amount will be released to B&C 18 months after Closing. As part of the Acquisition, we will pay and discharge certain liabilities and obligations of B&C related to its ongoing business (primarily trade accounts and similar obligations in the ordinary course).
Employees of B&C were offered employment with Dynatronics at Closing. In addition, the Co-Presidents of B&C, Mike Cronin and Jason Anderson, entered into employment agreements with the Company (the "Employment Agreements") and will serve as Co-Presidents of Acquisition Subsidiary, reporting to our, CEO, Kelvyn Cullimore. We will pay them each an annual salary of $175,000 and an annual bonus of up to $10,000, as determined by Mr. Cullimore. We will also provide them with other employee benefits provided to our employees generally at their level of management at the Acquisition Subsidiary (including, e.g., paid time off and paid holidays, medical/dental/vision insurance, Section 125 Flexible Spending Account (FSA), and 401(k)). In addition to the restrictive covenants applicable to them under the Asset Purchase Agreement, the Employment Agreements include restrictive covenants which limit the ability of Messrs. Anderson and Cronin to be employed by a competitor of, or otherwise to compete with, Dynatronics for, in Mr. Anderson's case, a two-year period, and, in Mr. Cronin's case, a one-year period following the later of (i) termination of employment and (ii) the latest date upon which Dynatronics makes any severance payment to such person.
The Asset Purchase Agreement contains customary representations, warranties and covenants by B&C and the Company, as well as customary indemnification provisions among the parties. Post-closing covenants include a covenant that for a period of five years, B&C and its shareholders (including Mr. Cronin) will refrain from, among other things, solicitation of employees, customers and business of B&C or the Company and from other competitive activity as defined in the Asset Purchase Agreement, and requires them and their representatives (as defined in the Asset Purchase Agreement) to maintain (other than in connection with performing obligations pursuant to the Lease or the Employment Agreements, as applicable), the confidentiality of, and not use, confidential information relating to the acquired business or purchased assets, except as permitted by the Asset Purchase Agreement.
The information set forth under Item 3.02 of this Current Report on Form 8-K regarding the Series D Preferred Stock, as defined below, issued as part of the consideration in connection with the Acquisition, is incorporated into this Item 2.01 by reference.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the definitive Asset Purchase Agreement, incorporated by reference in Exhibit 10.3 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Modification Agreement is incorporated by reference in this Item 2.03 and made a part hereof.
Item 3.02 Unregistered Sales of Equity Securities
Series D Preferred Stock
In connection with issuance of our Series D Preferred Stock as consideration for the purchase of the assets of B&C in the Acquisition, on September 29, 2017, we filed a Certificate of Designations, Preferences and Rights of the Series D Non-Voting Convertible Preferred Stock of Dynatronics Corporation (the "Series D Designations") with the Utah Division of Corporations and Commercial Code ("Division"). At the Closing of the Acquisition on October 2, 2017, we issued 1,581,935 shares of Series D Preferred Stock pursuant to the Asset Purchase Agreement. A copy of the Series D Designations, as filed with the Division, is included with this Current Report as Exhibit 3.2.
The Series D Preferred Stock and the shares of common stock issuable upon conversion of the Series D Preferred Stock are issued or will be issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended ("Securities Act"), including the exemptions under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, relating to offers and sales by an issuer not involving any public offering, and in reliance on similar exemptions under applicable state laws. B&C represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Securities issued under the Asset Purchase Agreement are "restricted securities" under the Securities Act and may not be transferred, sold or otherwise disposed of unless they are subsequently registered or an exemption is available under the Securities Act. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.
The issuance of shares of our common stock underlying the conversion of the Series D Preferred Stock is subject to certain Shareholder Approval requirements, as defined below. Until we have obtained Shareholder Approval, we will not issue any shares of common stock issuable upon conversion of the Series D Preferred Stock or otherwise in connection therewith upon conversion of the Series D Preferred Stock or otherwise.
Series C Preferred Stock
On October 2, 2017, we closed on the sale of equity securities for gross proceeds of $7.0 million (the "Private Placement") pursuant to the terms of a Securities Purchase Agreement dated September 26, 2017 (the "Securities Purchase Agreement") entered into with certain accredited investors, including institutional investors (the "Investors"). In the Private Placement, we sold 2,800,000 shares of our new Series C Non-Voting Convertible Preferred Stock ("Series C Preferred Stock") at $2.50 per share and warrants to purchase a total of 1,400,000 shares of common stock of the Company, exercisable at $2.75 per share for six years ("Warrants," together with the Series C Preferred Stock, the "Series C Securities").
The Series C Securities and their underlying securities were offered and will be issued in reliance upon exemptions from the registration requirements of the Securities Act, including exemptions under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, relating to sales by an issuer not involving any public offering, and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Securities issued in the Private Placement are "restricted securities" under the Securities Act and may not be transferred, sold or otherwise disposed of unless they are subsequently registered or an exemption is available under the Securities Act. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.
Any officer, director, employee or consultant of the Company is defined as an "Insider" for purposes of the Securities Purchase Agreement. The issuance of shares of our common stock underlying the conversion of the Series C Preferred Stock and exercise of the Warrants in the Private Placement generally, including issuances to the Insiders, is subject to certain Shareholder Approval requirements, as defined below. Until we have obtained Shareholder Approval, we will not issue any shares of common stock issuable upon conversion of the Series C Preferred Stock or otherwise in connection therewith: (1) in an amount that exceeds 19.9% of the issued and outstanding shares of common stock of the Company prior to the Private Placement (the "19.9% Limitation"), and (2) upon conversion of the Series C Preferred Stock or otherwise, to Insiders.

The rights and preferences of the Series C Preferred Stock are designated by the Company's Board of Directors in the Certificate of Designations, Preferences and Rights of the Series C Non-Voting Convertible Preferred Stock of Dynatronics Corporation (the "Series C Designations") filed with the Division on September 29, 2017. A copy of the Series C Designations is included with this Current Report on Form 8-K as Exhibit 3.1.
Our common stock is currently listed on The Nasdaq Capital Market and therefore we are subject to the Nasdaq Listing Rules ("Nasdaq Rules") governing listing requirements (Section 5500 of the Nasdaq Rules for securities listed on the Capital Market) and corporate governance (Section 5600 of the Nasdaq Rules) of companies with securities listed on Nasdaq. Pursuant to the terms of both the Asset Purchase Agreement and the Securities Purchase Agreement, we have covenanted to obtain approval of our shareholders ("Shareholder Approval") as may be required by the Nasdaq Rules for us to issue the shares of common stock issuable upon conversion of the Series C Preferred Stock, the Series D Preferred Stock and execution of the Warrants, including Nasdaq Listing Rule 5635(a), which requires shareholder approval prior to the issuance of securities in connection with an acquisition of the stock or assets of another company where the total number of shares of common stock to be issued is or will be equal to or in excess of 20% of the total number of shares of common stock outstanding before the issuance of the stock or securities.
Ladenburg Thalmann & Co. Inc. ("Ladenburg") acted as placement agent in connection with the Private Placement and was paid fees for its services for introducing Investors to the Company, in accordance with applicable FINRA rules and regulations. No compensation, fees, or discounts were paid or given to any other person in connection with the offer and sale of the securities.
At our 2017 Annual Meeting of Shareholders to be held in November 2017, as may be necessary we will include proposals seeking Shareholder Approval as described above. Certain key shareholders of the Company (officers, directors and certain shareholders) have entered into agreements with the Investors and B&C to vote all Company securities over which such persons have voting control, amounting to, in the aggregate, at least 35% of all current voting power of the Company, in favor of the Shareholder Approvals described above (respectively, the "Investors' Voting Agreement" and the "Seller's Voting Agreement"; collectively, the "Voting Agreements").
In connection with the Private Placement and the issuance of Series D Preferred Stock as part of the consideration contemplated by the Asset Purchase Agreement, we agreed to file a registration statement under the Securities Act registering the issuance and resale of all shares of common stock underlying the conversion of the Series C Preferred Stock, Series D Preferred Stock and the exercise of the Warrants. The obligations of the Company and the rights of the Investors and B&C are contained in the Registration Rights Agreement between the Company and the Investors, and the Registration Rights Agreement between the Company and B&C (respectively, the "Investor Registration Rights Agreement" and the "Seller's Registration Rights Agreement," collectively, the "Registration Rights Agreements") executed at the Closing.
The foregoing descriptions of the Securities Purchase Agreement, the Investor Registration Rights Agreement, the Seller's Registration Rights Agreement, the Investor's Voting Agreement and Seller's Voting Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the Securities Purchase Agreement, the Investor Registration Rights Agreement, the Seller's Registration Rights Agreement, the Investor Voting Agreement and Seller's Voting Agreement, as the case may be, incorporated by reference in Exhibits 10.3, 10.4, 10.5, 9.1 and 9.2, respectively, to the Company's Current Report on Form 8-K on September 27, 2017, and incorporated herein by reference.
Item 3.03 Material Modifications to Rights of Security Holders
The information regarding limitations and restrictive covenants under the Loan Agreement, as amended, contained in Item 2.03, above, and the description of the preferences of the Series C Preferred Stock and Series D Preferred Stock contained in Item 5.03, below, are hereby incorporated by reference.
Possible Effects on Rights of Existing Stockholders
Existing shareholders will suffer dilution in ownership interests and voting rights as a result of the issuance of shares of our common stock upon the conversion of the Series C Preferred Stock and Series D Preferred Stock or the exercise of the Warrants. The Series C Preferred Stock and Series D Preferred Stock will be senior to our common stock with respect to dividends and liquidation preferences. The sale into the public market of the common stock issued upon conversion or exercise of these securities also could materially and adversely affect the market price of our common stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.
On September 29, 2017, the Company filed the Series C Designations and the Series D Designations with the Division. A copy of each Certificate of Designations as filed with the Division is included as an Exhibit with this Current Report and incorporated herein by this reference; we encourage you to read the Certificates of Designations thoroughly. The following summary of the Series C Designations and the Series D Designations is qualified in its entirety by the terms contained in the filings made with the Division.
Series C Designations
In connection with the closing of the Securities Purchase Agreement, we issued 2,800,000 shares of Series C Preferred Stock. See Item 3.02 of this Report, Unregistered Sales of Equity Securities—Series C Preferred Stock.
Each share of Series C Preferred Stock has no par value per share and a stated value equal to $2.50, with the aggregate stated value of all shares of Series D Preferred Stock being $7.0 million.
Prior to Shareholder Approval, Investors (excluding officers, directors, employees or consultants of the Company) may convert their shares of Series C Preferred Stock into shares of common stock at a conversion price of $2.50 per share; provided, however, that until Shareholder Approval has been obtained, such conversions cannot exceed, in the aggregate, 19.9% of the total issued and outstanding shares of Common Stock of the Company on the issuance date.
All shares of Series C Preferred Stock will convert automatically into shares of common stock, at the conversion price of $2.50 per share, immediately upon receipt of Shareholder Approval; provided, however, that unless an Investor elects at the time of issuance that it shall not apply, the Series C Designations provides that the Company shall not effect any conversion of such holder's shares of Series C Preferred Stock, and such holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that, after giving effect to the conversion of the holder's Series C Preferred Stock such holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own in excess of 4.99% (or 9.99% if elected by the holder) of the number of shares of the common stock outstanding immediately after giving effect to the conversion (the "Beneficial Ownership Limitation"). A holder, upon prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions applicable to its shares of Series C Preferred Stock, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the conversion. Shares of Series C Preferred Stock that are not automatically converted after Shareholder Approval are stripped of their dividend, liquidation preference and redemption rights, and remain subject to the Beneficial Ownership Limitations as to conversion elected by the holder.
The Series C Preferred Stock accrue an annual dividend at a rate of 6.0%, pari passu with the Series D Preferred Stock, to be paid in cash, which dividends cease at the Mandatory Conversion Date (as defined in the Series C Designations).
Upon the liquidation, dissolution or winding up of the Company, subject to the preferences of the Series A Preferred Stock and the Series B Preferred Stock of the Company, and pari passu with the holders of the Series D Preferred Stock, the Series C Preferred Stock receives a per share liquidation preference equal to $2.50, plus any accrued and unpaid dividends.  The liquidation preference ceases for all shares of Series C Preferred Stock at the Mandatory Conversion Date.
Generally, the Series C Preferred Stock is non-voting.  Without the consent of holders of at least a majority of the then outstanding shares of Series C Preferred Stock, the Company may not: (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designations, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series C Preferred Stock, (iii) amend the Articles of Incorporation in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, (iv) increase the number of authorized shares of Series C Preferred Stock, or (v) enter into any agreement with respect to any of the foregoing; provided, however, that following the Mandatory Conversion Date, clause (ii) and clause (iv) shall no longer apply with respect to any shares of Series C Preferred Stock that remain outstanding.
At any time following the Mandatory Conversion Date, in the event of a Fundamental Transaction, as defined in the Series C Designations (including, for example, a merger, consolidation, or sale of all or substantially all of the Company's assets), the Company may force the conversion of the remaining Series C Preferred Stock by delivering a written notice to all holders of outstanding shares of Series C Preferred Stock at least 10 trading days prior to the date of consummation of the Fundamental Transaction; provided, however, that, if such forced conversion would result in the issuance of shares of common stock (or common stock of the successor or acquiring corporation in such fundamental transaction) to such holder in violation of the Beneficial Ownership Limitation, such forced conversion shall apply to the extent that, and only to the extent that, such issuance of shares of common stock (or common stock of the successor or acquiring corporation in such fundamental transaction) to the holder would not violate such Beneficial Ownership Limitation.

Series D Designations
In connection with the acquisition of B&C, we issued 1,581,935 shares of Series D Preferred Stock. Each share of Series D Preferred Stock has no par value per share and a stated value equal to $2.52855, with the aggregate stated value of all shares of Series D Preferred Stock being $4.0 million.
Generally, the Series D Preferred Stock is non-voting.  Without the consent of holders of at least a majority of the then outstanding shares of Series D Preferred Stock, the Company may not: (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designations, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series D Preferred Stock, (iii) amend the Articles of Incorporation in any manner that adversely affects any rights of the holders of the Series D Preferred Stock, (iv) increase the number of authorized shares of Series D Preferred Stock, or (v) enter into any agreement with respect to any of the foregoing.
The Series D Preferred Stock will accrue an annual dividend at a rate of 6.0%, pari passu with the Series C Preferred Stock, to be paid in cash.
Upon the liquidation, dissolution or winding up of the Company, subject to the preferences of the Series A Preferred Stock and the Series B Preferred Stock of the Company, and pari passu with the holders of the Series C Preferred Stock, the Series D Preferred Stock receives a per share liquidation preference equal to $2.52855, plus any accrued and unpaid dividends.  The liquidation preference ceases for all shares of Series D Preferred Stock at the Mandatory Conversion Date.
Upon receipt of Shareholder Approval, all shares of Series D Preferred Stock will be converted automatically into shares of common stock, on a one-for-one basis (i.e. at the conversion price of $2.52855 per share).
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
The audited financial statements of Bird & Cronin, Inc. for the years ended September 30, 2016 and 2015 and notes thereto are filed herewith as Exhibit 99.1.
The unaudited financial statements of Bird & Cronin, Inc. for the nine months ended June 30, 2017 and notes thereto are filed herewith as Exhibit 99.2.
(b)	Pro Forma Financial Information
The pro forma financial information required by this item are filed herewith as Exhibit 99.3.

(d)	Exhibits
Number	Description

3.1	Certificate of Designation of Rights and Preferences of Series C Non-Voting Convertible Preferred Stock as filed with the Utah Division of Corporations and Commercial Code September 29, 2017

3.2	Certificate of Designation of Rights and Preferences of Series D Non-Voting Convertible Preferred Stock as filed with the Utah Division of Corporations and Commercial Code September 29, 2017

9.1	Form of Investor's Voting Agreement (filed as Exhibit 9.1 to Form 8-K filed September 27, 2017)

9.2	Form of Seller's Voting Agreement (filed as Exhibit 9.2 to Form 8-K filed September 27, 2017)

10.1	Asset Purchase Agreement, dated September 26, 2017, by and between Dynatronics Corporation and Bird & Cronin, Inc. (filed as Exhibit 10.1 to Form 8-K filed September 27, 2017)

10.2	Lease Agreement, dated October 2, 2017, by and between Dynatronics Corporation and Trapp Road Limited Liability Company

10.3	Securities Purchase Agreement dated September 26, 2017, by and between Dynatronics Corporation and each of the Investors signatory thereto (filed as Exhibit 10.3 to Form 8-K filed September 27, 2017)

10.4	Form of Registration Rights Agreement to be entered into by and between Dynatronics Corporation and each Investor signatory thereto (filed as Exhibit 10.4 to Form 8-K filed September 27, 2017)

10.5	Form of Registration Rights Agreement to be entered into by and between Dynatronics Corporation and Bird & Cronin, Inc. (filed as Exhibit 10.5 to Form 8-K filed September 27, 2017)

10.6	Modification Agreement, dated October 2, 2017 among Dynatronics Corporation, Hausmann Enterprises, LLC and Bird & Cronin, LLC as Borrowers and Bank of the West

23.1	Consent of Cummings, Keegan & Co., P.L.L.P., dated October 6, 2017

99.1	Audited Financial Statements of Bird & Cronin, Inc. for the years ended September 30, 2016 and 2015, and notes thereto

99.2	Unaudited financial statements of Bird & Cronin, Inc. for the nine months ended June 30, 2017, and notes thereto

99.3	Unaudited Pro Forma Condensed Combined Financial Statements giving effect to the acquisition of Bird & Cronin, Inc. as if consummated on July 1, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date: October 6, 2017